                                                                    EXHIBIT 23.2



                    Consent of Independent Public Accountants

                    As an independent public accountant, I hereby consent to the incorporation by reference in the Registration Statement of my report dated June 9, 1998, included in Global DataTel, Inc.'s Form 10-KSB for the year ended December 31, 1997, and to all references to my firm included in this Registration Statement.


Schvaneveldt & Company
Salt Lake City, Utah
February 18, 2000